UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    January 16, 2007

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24620	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300,    IRVING, TEXAS 75038
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:       (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/   /     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/   /      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/   /      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/   /      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment is being filed to amend and restate in its entirety Item 5.02, “Establishment of Performance-Based Target Bonuses and Long-Term Incentive Opportunities,” of the Current Report on Form 8-K filed by Darling International Inc. (the “Company”) on January 22, 2007 to more clearly disclose amounts potentially payable to the principal executive officer, principal financial officer and certain other executive officers under the compensatory arrangement described herein.

Item 5.02. Departure of Directors of Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Establishment of Performance-Based Target Bonuses and Long-Term Incentive Opportunities

On January 16, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of the Company established performance-based target bonuses and long-term incentive opportunities for its management team, including, without limitation, its principal executive officer, principal financial officer and the other executive officers listed below, effective for the Company’s 2007 fiscal year. Cash awards paid under such arrangement are designed to provide eligible participants with incentive compensation based upon the achievement of pre-established performance measures. Under such arrangement, awards are variable, and are determined based on a scale establishing specific weighting of certain financial and business objectives of the Company. The financial objectives include earnings before interest, taxes, depreciation and amortization. Depending on the applicable officer, the business objectives include, without limitation: (i) achieving pre-established levels of selling, general and administrative expenses; (ii) completion of the integration of the assets acquired from National By-Products LLC; (iii) achieving certain per unit operating costs; and (iv) achieving certain strategic objectives.

The potential business objective target bonus (the “Personal Business Objective Bonus”) for each executive begins payout at achievement of 100% of a pre-established financial performance goal for the Company (the “Company Financial Performance Goal”) and achievement of at least 75% of individual strategic, personal and operational goals. The financial objective target bonus (the “Company Financial Objective Bonus”) begins payout at achievement of 90% of the Company Financial Performance Goal and increases if actual performance exceeds 90% of the Company Financial Performance Goal, up to a maximum payout for achievement of (i) 125% of the Company Financial Performance Goal for the principal executive officer and principal financial officer and (ii) 115% of the Company Financial Performance Goal for all other executive officers. The long-term incentive opportunities are obtained with achievement at 100% of the Company Financial Performance Goal and are primarily intended to be delivered through annual restricted stock grants vesting over a four-year period. No awards will be earned if threshold performance levels are not met. The following table sets forth the current base salary of each listed executive officer and the amounts that can be attained by each such executive officer at achievement of 100% of the Company Financial Performance Goal (such level of company performance is referred to in the table below and the footnote thereto as “Par”) under the aforementioned arrangement:

		Current Base Salary	Approved Maximum Personal Business Objective Bonus Opportunity	Approved Company Financial Objective Bonus Opportunity, Payable at Par[1]	Approved Maximum Target LTI Opportunity

Name	Title

Randall C. Stuewe	Chief Executive Officer	$525,000	$91,875	$275,625	$373,000

John O. Muse	Chief Financial Officer	309,000	38,625	115,875	144,000

Mark Myers	Chief Operating Officer - Midwest	427,000	37,363	112,088	n/a

Neil Katchen	Chief Operating Officer - Retail and Service	250,000	31,250	93,750	134,000

Robert H. Seemann	Executive Vice President - Sales and Marketing	200,000	25,000	75,000	63,000

Mitchell Kilanowski	Executive Vice President - Commodities	191,000	23,875	71,625	63,000

                   1   The Approved Company Financial Objective Bonus Opportunity payout will be greater than that listed if the Company achieves above Par performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

                    Date:   January 24, 2007         By:___/s/  John O. Muse_____
                                                                        John O. Muse
Executive Vice President
Finance and Administration